SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2008

Virginia Commerce Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Virginia	0-28635	54-1964895
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

5350 Lee Highway, Arlington, Virginia  22207

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  703.534.0700

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into A Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant
Item 3.02	Unregistered Sale of Equity Securities
Item 3.03	Material Modification of the Rights of Security Holders
Item 7.01	Regulation FD Disclosure

On September 22, 2008, Virginia Commerce Bancorp, Inc. (the “Company”), the parent company of Virginia Commerce Bank, Arlington, Virginia entered into a Purchase Agreement pursuant to which it sold an aggregate of $25 million of 10.20% trust preferred securities, liquidation amount $1,000 per security (the “Preferred Securities”), through VCBI Capital Trust IV, a newly formed trust subsidiary organized under Delaware law (the “Trust”), on a private placement basis.  In connection with the issuance of the Preferred Securities, the Company issued warrants to purchase an aggregate of 1.5 million shares of its common stock to the purchasers of the Preferred Securities (the “Warrants” and collectively with the Preferred Securities, the “Securities”).  The Warrants have a term of five years from the date of issuance, and an exercise price of $6.83 per share, which is equal to 120% of the average closing price of the common stock for the five trading days prior to the closing of the sale of the Securities. No additional consideration was received for the issuance of the warrants. The gross proceeds to the Company of the sale and issuance of the trust preferred securities and Warrants was $25 million.  The sale of the Securities was consummated on September 24, 2008.

All of the purchasers of the Securities are directors or executive officers of the Company and/or Virginia Commerce Bank, or such person’s related parties.  All of the members of the Board of Directors of the Company, or their related parties, participated in the purchase of the Securities.  The Company obtained a fairness opinion from an independent third party financial advisor with respect to the terms of the Securities.

The proceeds from the sale of the Securities, along with the proceeds of the sale of the common securities of the Trust, all of which are owned by the Company (the Preferred Securities and common securities collectively the “Trust Securities”) were used by the Trust to purchase from the Company an aggregate of $25,775,000 of 10.20% fixed rate junior subordinated debentures (the “Debentures”). The Debentures have been issued pursuant to an Indenture dated as of September 24, 2008 between the Company and Wilmington Trust Company, as trustee, mature on September 30, 2038, and are redeemable at par, at the Company’s option, at any time on or after September 30, 2013, subject to regulatory approval. The Debentures are redeemable prior to September 30, 2013 at a premium ranging up to 105% of the principal amount thereof, upon the occurrence of certain regulatory or legal events.

The Trust Securities are issued pursuant to an Amended and Restated Declaration of Trust dated as of September 24, 2008 among the Company, Wilmington Trust Company, as Property Trustee and Delaware Trustee, and the administrators of the Trust, and represent guaranteed beneficial interests in a like amount of Debentures, and are intended to qualify as Tier 1 capital, subject to applicable regulatory limits. Interest payments on the Debentures will be used to pay quarterly distributions on the Trust Securities. The Debentures will constitute the sole asset of the Trust. Payment of distributions on, and the liquidation or redemption price of, the Preferred Securities are guaranteed by the Company, to the extent the Trust has funds available therefore, pursuant to a Guarantee Agreement dated as of September 24, 2008 between the Company and Wilmington Trust Company, as trustee (the “Guarantee”).

Payment of interest on the Debentures and distributions on the Preferred Securities may be deferred for up to twenty consecutive quarterly periods, at the option of the Company. If the Company elects to defer payments on the Debentures, it will generally not be able to (A) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company’s capital stock or (B) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Debentures, or (C) make any payment under any guarantees of the Company that rank pari passu in all respects with or junior in interest to the Guarantee. The principal amount of the Debentures is subject to acceleration upon the occurrence of certain bankruptcy or insolvency related events, or if the Company defaults in the payment of any interest upon any Debenture when it becomes due and payable following the nonpayment of any such interest for 20 or more consecutive quarterly periods.

The proceeds of the issuance will be used by the Company for general corporate purposes, including contribution to its subsidiary bank.  Although well-capitalized for regulatory purposes, the Company believed it prudent to seek additional capital to withstand current pressures from increased credit costs and to provide an additional cushion for unforeseen market challenges.

The Company expects that an additional $25 million in capital will to be raised through a private offering of equity instruments by the end of October, which will be announced upon final determination of structure and terms.

The Securities have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and unless so registered, may not be offered or sold in the United States, except pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws. The Securities were issued in reliance upon Section 506 of Regulation D, promulgated under Section 4(2) of the Securities Act of 1933, and the provisions of Section 4(2). This report shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

The form of the Purchase Agreement is attached hereto as Exhibit 10.1.  The representations and warranties contained in the Purchase Agreement are not intended to, and do not, modify the statements and information about the Company contained in its periodic reports on Forms 10-K, 10-Q and 8-K, or the information contained in other documents filed with the Securities and Exchange Commission or its banking regulators, or publicly available information about the Company or Virginia Commerce Bank filed with their banking regulators, or otherwise. Representations and warranties in agreements such as the Purchase Agreement are not intended as statements of fact, but rather are negotiated provisions which allocate risks related to the subject matter of the statements between the parties to the agreement.  Additionally, the representations and warranties are modified in the Purchase Agreement by materiality standards and conditions, and clarifications, exclusions and exceptions set forth on schedules and exhibits which are not public documents.  As such, readers should not place reliance on the representations and warranties as accurate statements of the current condition of the Company, the Bank or their respective operations, assets or liabilities.

Item 9.01.  Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired.  Not applicable.

(b)  Pro Forma Financial Information.  Not applicable.

(c)  Shell Company Transactions.  Not applicable.

(d)  Exhibits.

Exhibit No.	Description
4.1	Junior Subordinated Indenture, dated as of September 24, 2008 between Virginia Commerce Bancorp, Inc. and Wilmington Trust Company, as Trustee
4.2

Amended and Restated Declaration of Trust, dated as of September 24, 2008 among Virginia Commerce Bancorp, Inc., Wilmington Trust Company, as Property Trustee, Wilmington Trust Company, as Delaware Trustee, and Peter A. Converse, William K. Beauchesne and Jennifer Manning as Administrators

4.3	Guarantee Agreement dated as of September 24, 2008, between Virginia Commerce Bancorp, Inc. and Wilmington Trust Company, as Guarantee Trustee
4.4	Form of Warrant
10.1

Purchase Agreement, dated as of September 22, 2008, among Virginia Commerce Bancorp, Inc., VCBI Capital Trust IV and LAD Corporation 401k Profit Sharing Plan and Trust; Richard B. Anderson, Jr. and Jocelyn C. Anderson; Michael A. Anzilotti and Jane L. Anzilotti; William K. Beauchesne and Diane M. Beauchesne; Peter A. Converse; William D. Fisher; David M. Guernsey; Robert H. L’Hommedieu and Ruth H. L’Hommedieu; Southern Security Financial, LLC; and Global Bancshares LLC

99.1	Press Release dated September 24, 2008

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGINIA COMMERCE BANCORP, INC.

By:	/s/ Peter A. Converse
Peter A. Converse, Chief Executive Officer

Dated: September 25, 2008